UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

INFINITY, INC.

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	84-1070066 (I.R.S. Employer Identification Number)

950 Seventeenth Street, Suite 800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (720) 932-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	2

Signature		3

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On June 16, 2005, Stanton E. Ross resigned from his position as President and Chief Executive Officer of Infinity, Inc. (“Infinity”).

     (c) On June 16, 2005, Mr. Ross was appointed to serve as Chairman of the Board.

     Also on June 16, 2005, the Board of Directors of Infinity appointed James A. Tuell to replace Mr. Ross as President and Chief Executive Officer. Mr. Tuell has served as Infinity’s Executive Vice President since March 2005. Prior to joining Infinity in February 2004, Mr. Tuell owned and operated an accounting and finance consultancy which served Infinity and numerous other independent energy companies from July 2001 to February 2004. From 1996 through July 2001, Mr. Tuell served as Controller and Chief Accounting Officer of Basin Exploration, Inc. From 1994 through 1996, he served as Vice President and Controller of Gerrity Oil & Gas Corporation. Mr. Tuell was employed by the independent accounting firm of Price Waterhouse from 1981 through 1994, most recently as a Senior Audit Manager. He earned a B.S. degree in Accounting, magna cum laude, from the University of Denver and is a certified public accountant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 21, 2005

Infinity, Inc.
By:	/s/ Timothy A. Ficker
Timothy A. Ficker
Vice President and Chief Financial Officer

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